Exhibit 99.1

GENCOR ANNOUNCES PRELIMINARY UNAUDITED RESULTS

March 3, 2025 (PRIME NEWSWIRE) - Gencor Industries, Inc. (the “Company” or “Gencor”) (NYSE American: GENC) previously reported that it needed additional time to complete its audit of the Annual Report on Form 10-K for the year-end September 30, 2024. In connection with this delay, the Company filed a Form 12b-25 with the Securities and Exchange Commission with respect to the Company’s Annual Report on Form 10-K for the year-end September 30, 2024. The Company similarly filed a Form 12b-25 with the Securities and Exchange Commission with respect to its Quarterly Report on Form 10-Q for the period ended December 31, 2024.

Unaudited Preliminary Results:

Set forth below are select unaudited preliminary estimates of operating results and other financial measures as of and for the year ended September 30, 2024 and at the quarter ended December 31, 2024.

The Company anticipates reporting revenue of approximately $113 million for the year ended September 30, 2024, compared to $105.1 million for the year ended September 30, 2023.

At December 31, 2024, the Company had approximately $130 million in cash and marketable securities, compared with approximately $115 million at September 30, 2024, with no short-term or long-term debt.

The Company’s backlog at December 31, 2024 was approximately $51 million.

Results as of and for the year ended September 30, 2024 and at the quarter ended December 31, 2024, are preliminary and are based on estimates which the Company believes are reasonable. The preliminary results for the year ended September 30, 2024 are unaudited by the Company’s independent registered public accounting firm and may be subject to change after the completion of the year-end audit and will not be final until the Company files its audited financial statements in its Annual Report on Form 10-K. The final unaudited financial results reported for the quarter ended December 31, 2024 may also differ from the results reported in this release. Accordingly, undue reliance should not be placed on this preliminary data and this preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the finalization and audit of the Company’s 2024 fiscal year financial results which could potentially result in changes or adjustments to the preliminary financial results presented herein, the financial condition of the Company’s customers, changes in the economic and competitive environments and demand for the Company’s products. In addition, the impact of the invasion by Russia into Ukraine and the conflict between Israel and Hamas, as well as actions taken by other countries, including the U.S., in response to such conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact: Eric Mellen, Chief Financial Officer

407-290-6000